UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2022

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Offering

On February 27, 2022, First Wave BioPharma, Inc. (the “Company”) entered into a securities purchase agreement with a single institutional investor (the “Purchase Agreement”) pursuant to which the Company agreed to sell, in a registered direct offering (the “Offering”) priced at the market under Nasdaq rules, an aggregate of (i) 1,650,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of up to 4,848,195 shares of Common Stock, and (iii) Series C warrants (the “Warrants”) exercisable for an aggregate of up to 6,498,195 shares of Common Stock. The public offering price for each share of Common Stock and accompanying Warrant to purchase one share of Common Stock was $1.385, and the public offering price for each Pre-Funded Warrant and accompanying Warrant to purchase one share of Common Stock was $1.375.

The Offering is expected to close on March 2, 2022, subject to the satisfaction of customary closing conditions.

The net proceeds of the Offering, after deducting the placement agent’s fees and expenses and other estimated Offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Warrants, are expected to be approximately $8.1 million. The Company intends to use the net proceeds from the Offering to pay a portion of the cash purchase price for its acquisition of First Wave Bio, Inc. and for other general corporate purposes, which may include product manufacturing, clinical development and/or increases in working capital.

In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the Offering. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the date of the Purchase Agreement, subject to certain exceptions.

The Purchase Agreement contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act (as defined below), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by the form of such document, which is incorporated herein by reference.

Terms of the Pre-Funded Warrants

The Pre-Funded Warrants are exercisable for one share of Common Stock at an exercise price of $0.01 per share and will expire when exercised in full. The Company is prohibited from effecting an exercise of any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

The form of the Pre-funded Warrants is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Pre-funded Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Terms of the Warrants

The Warrants are exercisable for one share of Common Stock at an exercise price of $1.26 per share. The Warrants will expire five years from the date of issuance. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance or resale of shares of common stock underlying the Warrants to or by the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrant calculated pursuant to a formula set forth in the Warrant, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The form of the Warrant is filed as Exhibit 4.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Placement Agent Compensation

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as exclusive placement agent for the Offering. The Company has agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the Offering, and to reimburse the Placement Agent for a non-accountable expense allowance of $50,000, $150,000 in legal fees and $15,950 for clearing expenses. The Placement Agent will also receive a cash fee of 7.0% of the Cash Consideration (as defined below) paid in connection with the Warrant Amendment Agreement described below. Additionally, as partial compensation for the Placement Agent’s services in the Offering, the Company has agreed to issue to the Placement Agent (or its designees) warrants to purchase 389,891 shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants placed in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five (5) years from the date of the prospectus supplement relating to the Offering and an exercise price of $1.73 per share (equal to 125% of the effective purchase price per share of Common Stock and the related Warrant sold in the Offering).

The form of the Placement Agent Warrant is filed as Exhibit 4.3 to this Current Report on Form 8-K. The foregoing summary of the terms of the Placement Agent Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Warrant Amendment

In connection with the Offering, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with an investor pursuant to which the Company agreed to amend the investor’s existing warrants to purchase up to 1,066,666 shares of the Company’s Common Stock at an exercise price of $8.00 per share issued in January 2021 and warrants to purchase up to 392,927 shares of the Company’s Common stock at an exercise price of $12.10 per share issued in March 2021 (the “Existing Warrants”), in consideration for such investor’s purchase of $9.0 million of securities in the Offering (the “Purchase Commitment”) and payment of $0.0281 per share for each share of common stock issuable upon exercise of the Existing Warrants (the “Cash Consideration”), to (i) lower the exercise price of the Existing Warrants to $1.26 per share and (ii) extend the termination date of the existing Warrants to March 2, 2027, effective upon the consummation of the Offering, the payment of the Cash Consideration and confirmation by the Placement Agent of the Offering that the investor has satisfied the Purchase Commitment.

The form of the Warrant Amendment Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K. The foregoing summary of the terms of the Warrant Amendment Agreement is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

The offering of the securities described above was made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-256476), including a prospectus contained therein dated June 2, 2021, as supplemented by a prospectus supplement, dated February 27, 2022, relating to the Offering.

Opinion

The opinion of the Company’s counsel regarding the validity of the securities issued in the Offering is attached as Exhibit 5.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported, pursuant to the Series B Preferred Stock Certificate of Designations (the “Certificate of Designations”), in the event of any issuance by the Company or any of its subsidiaries of its common stock, par value $0.0001, or common stock equivalents for cash consideration or a combination of units thereof (a “Subsequent Financing”), each holder of the Company’s Series B Preferred Stock has the right, subject to certain exceptions set forth in the Certificate of Designations, at its option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of Series B Preferred Stock equal to the stated value of each share of Series B Preferred Stock, or $7,700.00, plus accrued and unpaid dividends thereon, of the Series B Preferred Stock) for any securities or units issued in a Subsequent Financing on a dollar-for-dollar basis (the “Series B Exchange Right”).

Also as previously reported, between February 1 and February 7, 2022, we entered into waiver agreements (the “Waiver”) with certain holders of Series B Preferred Stock, pursuant to which we agreed to pay a cash waiver fee equal to ten percent of the stated value of the shares of Series B Preferred Stock held by such holder (other than holders who are insiders of our company), and such holder agreed to irrevocably waive its Series B Exchange Right with respect to any Subsequent Financing that occurs from and after the date of the Waiver until December 31, 2022. However, as of February 18, 2022, holders of Series B Preferred Stock holding approximately $2.21 million of stated value of the shares of Series B Preferred Stock outstanding did not enter into a Waiver with us. Accordingly, such non-waiving holders may exercise their Series B Exchange Right in connection with the Offering. If the holders of Series B Preferred Stock who did not enter into Waivers with us elect to exchange into the Offering, up to 1,482,153 additional shares of common stock may be issued pursuant to the Series B Exchange Right in excess of amounts currently underlying the Series B Preferred Stock and up to 1,807,203 shares of common stock issuable upon exercise of the Warrants.

Any securities issued pursuant to the Series B Exchange Right are anticipated to be made pursuant to exemptions provided by Section 3(a)(9) under the Securities Act of 1933 (the “Securities Act”), or another applicable exemption therefrom, and accordingly will be freely transferable without restriction upon issuance pursuant to the exemption provided by Rule 144 under the Securities Act.

Item 7.01.	Regulation FD Disclosure

On February 28, 2022, the Company issued a press release announcing the Offering. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series C Warrant
4.3	Form of Placement Agent Warrant
4.4	Form of Warrant Amendment Agreement
5.1	Opinion of Lowenstein Sandler LLP
10.1	Form of Purchase Agreement
23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)
99.1	Press Release dated February 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

Date: March 1, 2022	By:	/s/ James Sapirstein
Name: James Sapirstein
Title: President and Chief Executive Officer